ASSET PURCHASE AND SALE AGREEMENT

This ASSET PURCHASE AND SALE AGREEMENT (this “Agreement”) is dated as of December 9, 2015, between HPIL Holding, a Nevada (USA) corporation (the “Company”), and GIOTOS Limited, a United Kingdom limited company (“GIOTOS” and together with the Company, the “Parties”, and each, a “Party”).

WHEREAS, the Company and GIOTOS entered into that certain Stock Purchase Agreement dated June 28, 2012 (the “Assignment Agreement”), and into that certain Amendment to the Assignment of Patents dated April 10, 2013 (the “Amendment Agreement”), and into that certain Closing Agreement dated on April 12, 2013 (the “Closing Agreement” and together with the “Assignment Agreement”, the “Amendment Agreement”, the “Assignment”), whereby the Company issued treasury shares of its common stock to GIOTOS, and GIOTOS assigned to the Company certain patent rights and other related business processes and know-how related to the IFLOR Stimulating Massage Device (collectively, the “IFLOR Business”) to the Company. The Company did not record any carrying value for the IFLOR Business, as both Parties were majority owned and controlled by Mr. Bertoli.

WHEREAS, the Company has developed certain additional assets related to the IFLOR Business, as set forth on Schedule 2 attached hereto (collectively, the “Additional IFLOR Business”; the Additional IFLOR Business together with the IFLOR Business and Intellectual Property, the “IFLOR Asset”);

WHEREAS, the Company is the sole owner of the IFLOR Asset;

WHEREAS, the Company wishes to sell, assign, transfer, convey and deliver the IFLOR Asset to GIOTOS in exchange for the consideration described herein; and

WHEREAS, GIOTOS wishes to acquire the IFLOR Asset in exchange for the consideration and in accordance with the terms and conditions herein.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.               Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1:

1.1.          “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 144 under the Securities Act.  With respect to GIOTOS, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as GIOTOS will be deemed to be an Affiliate of GIOTOS.

1.2.          “Claims” means all claims and causes of action, with respect to any Intellectual Property, whether accruing before, on or after the date hereof, including all rights to and claims for damages, restitution and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

1.3.          “Confidential Information” means all information, written or unwritten in any form, including notes, pictures, videos, lab records, test results, journals, software and firmware (including source code, object code, application programming interfaces and architecture), files, records, schematics, computerized databases and other related specifications and documentation related to or associated with the IFLOR Business, Patent Rights or Additional IFLOR Business.

1.4.          “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

1.5.          “Intellectual Property” means all the Patent Rights, Trade Secrets, Confidential Information, and Claims, and includes all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the laws of any jurisdiction throughout the world, whether registered or unregistered.

1.6.          “Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

1.7.          “Patent Rights” means the patents, patent applications and any other patent rights set forth in Schedule I hereto and all issuances, reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof, patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models).

1.8.          “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

1.9.          “Trade Secrets” means all inventions, discoveries, trade secrets, business and technical information and know-how, databases, data collections, formula, research, findings, advancements of technology and other confidential and proprietary information and all rights therein related to or associated with the technology covered by or relating to the IFLOR Business, Patent Rights or Additional IFLOR Business.

2.               Purchase and Sale of Seller Intellectual Property. Subject to the terms and conditions set forth herein, at the Closing, the Company shall sell, assign, transfer, convey and deliver to GIOTOS, and GIOTOS shall purchase from the Company, free and clear of any Liens, all of the Company’s right, title and interest in, to and under all of the IFLOR Asset. At the Closing, the Company shall assign to GIOTOS the IFLOR Asset pursuant to the Patent Rights and Intellectual Property Assignment Agreement, in the form attached hereto as Exhibit “A” (the “Patent Rights Assignment”).

3.               Purchase Price. The total aggregate purchase price (the “Purchase Price”) for the IFLOR Asset shall be Ten Million Forty Thousand (10,040,000) shares of the common stock of the Company (the “Shares”). The portion of the Purchase Price allocated as consideration for the IFLOR Business shall be Nine Million Six Hundred Fifteen Thousand Five Hundred (9,615,500) Shares, and the portion of the Purchase Price allocated as consideration for the Additional IFLOR Business shall be Four Hundred Twenty Four Thousand Five Hundred (424,500) Shares. The Shares constituting the Purchase Price shall be transferred and delivered at the Closing.

4.               Closing and Conditions to Closing.

4.1.          Closing. The closing of this Agreement shall take place simultaneously with the execution of this Agreement, by the electronic exchange of the executed documents, or at such other time and place as the Company and GOITOS mutually agree upon, orally or in writing (the “Closing”).

4.2.          Delivery By GIOTOS. At the Closing, GIOTOS shall deliver to the Company (i) an executed copy of this Agreement; (ii) necessary documents authorizing the irrevocable transfer of the Shares to the Company; and (iii) the certificate evidencing the Shares.

4.3.          Delivery By the Company. At the Closing, the Company shall deliver to GIOTOS (i) an executed copy of this Agreement; and (ii) an executed copy of the Patent Rights Assignment.

5.               Representations And Warranties Of GIOTOS. GIOTOS hereby represents and warrants to the Company as of the date hereof the following:

5.1.          Organization; Authority. GIOTOS is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by GIOTOS of this Agreement and the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of GIOTOS.  This Agreement has been duly executed by GIOTOS, and when delivered by GIOTOS in accordance with the terms hereof, will constitute the valid and legally binding obligation of GIOTOS, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

5.2.          Title and Encumbrances. GIOTOS is sole and beneficial owner of record of the Shares free and clear of all Liens, encumbrances, security agreements, equities, options, claims, charges, restrictions, except for the Assignment, and no other Person has any interest therein, including any security interest, Lien, claim of title, or other right to possess, own, claim, foreclose upon, or assert any interest in the Shares.

6.               Other Agreements Of The Parties.

6.1.            Securities Laws Disclosure; Publicity. The Company shall issue a Current Report on Form 8-K, disclosing the material terms of this Agreement and filing this Agreement as an exhibit thereto.  GIOTOS shall not issue a press release or otherwise make any such public statement with respect to this Agreement without the prior consent of the Company.

6.2.          Release of GIOTOS.  The Company does hereby remise, release, acquit and forever discharge GIOTOS and its owners, officers, directors, employees, agents, Affiliates, advisors and attorneys (collectively, the “GIOTOS Released Parties”) of and from all manner of actions, causes of action, suits, debts, covenants, accounts, trespasses, contracts, agreements, damages, judgments, liabilities, losses, costs, expenses, and claims of any nature whatsoever, in law or equity, whether or not now or hereafter known, suspected or claimed, which the Company ever had, now has, or which he hereafter can, shall or may have or allege against GIOTOS or the GIOTOS Released Parties upon or by reason of any matter, cause or thing from the beginning of the world to the date hereof related to the Assignment.

6.3.          Release of the Company.  GIOTOS does hereby remise, release, acquit and forever discharge the Company and its shareholders, officers, directors, employees, agents, Affiliates, advisors and attorneys (collectively, the “Company Released Parties”) of and from all manner of actions, causes of action, suits, debts, covenants, accounts, trespasses, contracts, agreements, damages, judgments, liabilities, losses, costs, expenses, and claims of any nature whatsoever, in law or equity, whether or not now or hereafter known, suspected or claimed, which GIOTOS ever had, now has, or which it hereafter can, shall or may have or allege against the Company or the Company Released Parties upon or by reason of any matter, cause or thing from the beginning of the world to the date hereof related to the Assignment, the IFLOR Asset, or GIOTOS’s ownership or investment in the Company.

7.               Miscellaneous.

7.1.          Fees and Expenses.  The Parties shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

7.2.          Entire Agreement.  This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into such documents, exhibits and schedules.

7.3.          Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

The Company:             HPIL Holding

7075 Gratiot Road, Suite One

                                                            Saginaw, Michigan 48609 (USA)

                                                            Attn: Nitin Amersey, CFO

                        GIOTOS:                     GIOTOS Limited

                                                            57-61 Market Place

                                                            Cannock-Staffordshire WS11-1BP England

                                                            Attn: Louis Bertoli, President & CEO

7.4.          Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Parties or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5.          Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.6.          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of GIOTOS (other than by merger). GIOTOS may assign any or all of its rights under this Agreement to any Person to whom GIOTOS assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to GIOTOS.

7.7.          No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth herein.

7.8.          Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada (USA), without regard to the principles of conflicts of law thereof.

7.9.          Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Shares.

7.10.       Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both the Parties need not sign the same counterpart.

7.11.       Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Parties will be entitled to specific performance under the Transaction Documents.  The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.12.       Construction.  The Parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

[Signatures Appear On Following Page]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized signatories, under seal, as of the date first indicated above.

HPIL Holding, a Nevada (USA) corporation
By: /S/ Nitin Amersey Nitin Amersey, CFO

GIOTOS Limited, a United Kingdom limited company
By: /S/ Louis Bertoli Louis Bertoli, President & CEO

SCHEDULE 1

Patent Rights

No.	Country	Patent No.	No.	Country	Patent No.
1	Albania	1117363 (*)	25	Luxembourg	1117363
2	Australia	781667	26	Macedonia	1117363 (*)
3	Austria	1117363	27	Mexico	232187 (*)
4	Belgium	1117363	28	Monaco	1117363
5	Brazil	PI0006971-0	29	Morocco	25234 (*)
6	Bulgaria	P-63657 (*)	30	Netherlands	1117363
7	Canada	2,345,653	31	New Zealand	510784
8	China	ZL0080115732	32	Norway	319700 (*)
9	Croatia	P20010242A (*)	33	Poland	194176
10	Cyprus	1117363 (*)	34	Portugal	1117363 (*)
11	Czech	PV2001-1116 (*)	35	Romania	1117363 (*)
12	Denmark	1117363 (*)	36	Russia	2246925
13	Finland	1117363 (*)	37	Singapore	79867
14	France	1117363	38	Slovakia	PV0437 2001S (*)
15	Germany	1117363	39	Slovenia	1117363 (*)
16	Greece	1117363 (*)	40	South Africa	2001/2557
17	Hungary	103981 (*)	41	South Korea	10 0716837
18	India	207367	42	Spain	1117363
19	Ireland	1117363	43	Sweden	1117363 (*)
20	Israel	142290	44	Switzerland	1117363
21	Italy	1117363	45	Turkey	TR200100914B
22	Japan	4154711	46	Ukraine	2001-032119 (*)
23	Latvia	1117363 (*)	47	United Kingdom	1117363
24	Lithuania	1117363 (*)	48	U.S.A.	US 6,685,660 B1

(*) Lapsed.

SCHEDULE 2

Additional IFLOR Business

No.	Description
1	Components - IFLOR Stimulating Massaging Device Standard Version;
2	Samples NFR - IFLOR Stimulating Massaging Device Standard Version;
3	Machinery - Counterweight for Vibration Mechanism IFLOR Stimulating Massaging Device;
4	Graphic Designs - IFLOR Stimulating Massaging Device Standard Version;
5	Mould 1 Footprint - IFLOR Stimulating Massaging Device Standard Version;
6	Study, Designs, and 3D Prototypes - IFLOR Stimulating Massaging Device Plus Version;
7	Study and Feasibility - IFLOR Stimulating Massaging Device Production Plan.

EXHIBIT A

PATENT RIGHTS ASSIGNMENT

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (“IP Assignment”), dated as of December 9, 2015, is made by HPIL Holding (“Seller”), a Nevada Corporation, located at 7075 Gratiot Road, Suite One, Saginaw, Michigan 48609 (USA), in favor of GIOTOS Limited (“Buyer”), a United Kingdom limited company, located at 57-61 Market Place, Cannock-Staffordshire WS11-1BP England, the purchaser of certain assets of Seller pursuant to an Asset Purchase and Sale Agreement between Buyer and Seller, dated as of even date hereof (the “Asset Purchase Agreement”).

WHEREAS, under the terms of the Asset Purchase Agreement, Seller has conveyed, transferred and assigned to Buyer, certain assets, including certain intellectual property of Seller, and has agreed to execute and deliver this IP Assignment, for recording with the United States Patent and Trademark Office and corresponding entities or agencies in any applicable jurisdictions;

NOW THEREFORE, the parties agree as follows:

Assignment. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby irrevocably conveys, transfers and assigns to Buyer, and Buyer hereby accepts, all of Seller’s right, title and interest in and to the following (collectively, the “Assigned IP”):

the patents and patent applications set forth on Schedule 1 hereto and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations and renewals thereof (the “Patent Rights”);

certain additional assets related to the Patents, as set forth on Schedule 2 attached hereto (collectively, the “Additional IFLOR Business”) and all information, written or unwritten in any form, including notes, pictures, videos, lab records, test results, journals, software and firmware (including source code, object code, application programming interfaces and architecture), files, records, schematics, computerized databases and other related specifications and documentation related to or associated with the Patent Rights or Additional IFLOR Business;

all inventions, discoveries, trade secrets, business and technical information and know-how, databases, data collections, formula, research, findings, advancements of technology and other confidential and proprietary information and all rights therein related to or associated with the technology covered by or relating to the Patent Rights or Additional IFLOR Business;

all rights of any kind whatsoever of Seller accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions and otherwise throughout the world;

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any and all royalties, fees, income, payments and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

any and all claims and causes of action, with respect to any of the foregoing, whether accruing before, on and/or after the date hereof, including all rights to and claims for damages, restitution and injunctive and other legal and equitable relief for past, present and future infringement, dilution, misappropriation, violation, misuse, breach or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

Recordation and Further Actions. Seller hereby authorizes the Commissioner for Patents in the United States Patent and Trademark Office and the officials of corresponding entities or agencies in any applicable jurisdictions to record and register this IP Assignment upon request by Buyer. Following the date hereof, upon Buyer’s reasonable request, and at Buyer’s sole cost and expense, Seller shall take such steps and actions, and provide such cooperation and assistance to Buyer and its successors, assigns and legal representatives, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documents, as may be reasonably necessary to effect, evidence or perfect the assignment of the Assigned IP to Buyer, or any assignee or successor thereto.

Terms of the Asset Purchase Agreement. The parties hereto acknowledge and agree that this IP Assignment is entered into pursuant to the Asset Purchase Agreement, to which reference is made for a further statement of the rights and obligations of Seller and Buyer with respect to the Assigned IP. The representations, warranties, covenants, agreements and indemnities contained in the Asset Purchase Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Asset Purchase Agreement and the terms hereof, the terms of the Asset Purchase Agreement shall govern.

Counterparts. This IP Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this IP Assignment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this IP Assignment.

Successors and Assigns. This IP Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Governing Law. This IP Assignment and any claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) based upon, arising out of or relating to this IP Assignment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the United States and the State of Nevada, without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction).

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IN WITNESS WHEREOF, Seller has duly executed and delivered this IP Assignment as of the date first above written.

HPIL Holding, a Nevada (USA) corporation
By: /S/ Nitin Amersey Nitin Amersey, CFO

AGREED TO AND ACCEPTED:

GIOTOS Limited, a United Kingdom limited company
By: /S/ Louis Bertoli Louis Bertoli, President & CEO

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Schedule 1

Patent rights

No.	Country	Patent No.	No.	Country	Patent No.
1	Albania	1117363 (*)	25	Luxembourg	1117363
2	Australia	781667	26	Macedonia	1117363 (*)
3	Austria	1117363	27	Mexico	232187 (*)
4	Belgium	1117363	28	Monaco	1117363
5	Brazil	PI0006971-0	29	Morocco	25234 (*)
6	Bulgaria	P-63657 (*)	30	Netherlands	1117363
7	Canada	2,345,653	31	New Zealand	510784
8	China	ZL0080115732	32	Norway	319700 (*)
9	Croatia	P20010242A (*)	33	Poland	194176
10	Cyprus	1117363 (*)	34	Portugal	1117363 (*)
11	Czech	PV2001-1116 (*)	35	Romania	1117363 (*)
12	Denmark	1117363 (*)	36	Russia	2246925
13	Finland	1117363 (*)	37	Singapore	79867
14	France	1117363	38	Slovakia	PV0437 2001S (*)
15	Germany	1117363	39	Slovenia	1117363 (*)
16	Greece	1117363 (*)	40	South Africa	2001/2557
17	Hungary	103981 (*)	41	South Korea	10 0716837
18	India	207367	42	Spain	1117363
19	Ireland	1117363	43	Sweden	1117363 (*)
20	Israel	142290	44	Switzerland	1117363
21	Italy	1117363	45	Turkey	TR200100914B
22	Japan	4154711	46	Ukraine	2001-032119 (*)
23	Latvia	1117363 (*)	47	United Kingdom	1117363
24	Lithuania	1117363 (*)	48	U.S.A.	US 6,685,660 B1

(*) Lapsed.

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Schedule 2

ADDITIONAL IFLOR BUSINESS

No.	Description
1	Components - IFLOR Stimulating Massaging Device Standard Version;
2	Samples NFR - IFLOR Stimulating Massaging Device Standard Version;
3	Machinery IFLOR Stimulating Massaging Device Counterweight Vibration Mechanism;
4	Graphic Designs - IFLOR Stimulating Massaging Device Standard Version;
5	Mould 1 Footprint - IFLOR Stimulating Massaging Device Standard Version;
6	Study, Designs, and 3D Prototypes - IFLOR Stimulating Massaging Device Plus Version;
7	Study Feasibility IFLOR Stimulating Massaging Device Production Plan;